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                                                                   Exhibit 10.60

                             EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated this 28th day of September, 2001 ("Effective Date"), by and between Andrx Corporation ("Company"), a Delaware corporation with its principal place of business at 4955 Orange Drive, Davie, Florida 33314, and Scott Lodin ("Executive"), of Aventura, Florida.

     WHEREAS, Company wishes to better assure itself of the continued services of Executive for the period provided in this Agreement, and Executive is willing to continue to serve in the employ of Company upon the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Employment. Company hereby agrees to employ Executive, and Executive agrees to enter the employ of Company, upon the terms and conditions herein provided. For purposes of this Agreement the term "Company" shall mean and include Andrx Corporation and any of its subsidiaries, whether now in existence or formed during the term of this Agreement. Executive warrants to Company that his execution of this Agreement and performance by him of the duties hereunder will not violate the terms of any other agreements to which Executive is a party.

     2. Position and Responsibilities. During the period of his employment hereunder, Executive agrees to serve as the Company's Executive Vice President, General Counsel and Secretary, whereby he will be primarily responsible for the Company's legal affairs, while performing such other duties as may appropriately be delegated to him from time to time by the Company's Board of Directors, Chief Executive Officer or President. Executive shall report directly to the Company's Chief Executive Officer or President. Executive also agrees to serve, if elected, as an officer and director of any subsidiary of Company without additional compensation. For purposes of this Agreement, the term "subsidiary" shall mean any corporation in which Company owns at least a majority of that corporation's voting stock and at least a majority of each class of that corporation's nonvoting stock.

     3.   Term of Employment and Duties.

               (A) Term. Executive's employment shall commence on the Effective Date and shall continue for a period of sixty (60) calendar months thereafter ("Initial Term"), unless sooner terminated, as provided in Paragraph 6 hereof. In the event Company and Executive
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agree that Executive should continue in the employ of Company after the end of the Initial Term, such continued employment shall be subject to the terms and conditions of this Agreement, except as otherwise provided by the parties in writing, and shall thereafter expire upon one hundred eighty (180) days written notice by Company to Executive, upon ninety (90) days notice by Executive to Company or as otherwise provided in Paragraph 6 (including the Initial Term, the "Employment Term").

               (B) Duties. Executive shall devote his full time, attention, skill and best efforts to the faithful performance of his duties to Company. Executive shall not engage in any other business or occupation without Company's written consent; provided, however, nothing contained herein shall prohibit Executive from making passive or personal investments, provided such investments do not result in an undisclosed conflict of interest between Executive and Company. Executive acknowledges that he shall travel as reasonably required around the United States and abroad in connection with his employment.

     4.   Compensation.

               (A) Base Compensation. For all services rendered by Executive in any capacity during his employment under this Agreement, including, without limitation, services as an executive, officer, director, or member of any committee of Company, Company, commencing with the Effective Date and for a period of twelve (12) months thereafter ("base period"), shall pay a base compensation to Executive at the rate of Three Hundred Twenty Five Thousand ($325,000.00) Dollars per year. For each twelve (12) month period thereafter his base compensation shall be subject to upward adjustment by the Compensation Committee of the Board of Directors of Company.

               (B) Fringe Compensation. In addition to the foregoing, during each year of employment hereunder, Company shall provide Executive with the following:

     (1)  Automobile. An automobile allowance of at least $500.00 per month.

     (2) Medical Insurance and Premium Reimbursement. Medical insurance coverage for Executive, his spouse and dependent children.

     (3) Expense Reimbursement. Payment or reimbursement of reasonable travel and other expenses (including without limitation entertainment expenses incurred primarily for the benefit of Company) incurred by Executive in performing his duties under this Agreement and in carrying out and promoting the business of Company, upon presentation by him, from time to

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time, of an itemized account ("vouchers") of such expenditures in such detail as may reasonably be required by Company.

     (4) Vacation. Four (4) weeks of vacation with full pay each 12-month period during the term of this Agreement, at such times as shall be mutually agreed upon by Executive and the Company's Chief Executive Officer or President. No portion of any unused vacation time shall be carried over to a subsequent period, nor shall Executive receive any compensation in addition to that provided herein for any unused vacation time.

     (5) Professional Development. During the term of this Agreement, to attend seminars and conferences relating to the business of Company (with full pay). Company shall pay or reimburse Executive for all fees, reasonable travel and other expenses incurred in connection with attendance at such seminars and conferences. Reimbursements shall be made upon presentation of vouchers by Executive.

     (6) Other Benefits. Executive shall also be entitled to receive, and participate in, any country clubs, pension or profit sharing plan, stock purchase plan, stock option plan, group life insurance plan, hospitalization insurance plan, medical services plan, or any other plan of Company now, heretofore or hereafter existing for the benefit of Executive, and other senior executives or officers generally.

     5. Key-Man Insurance. At any time during the term of this Agreement, Company shall have the right to insure the life of Executive for the sole benefit of Company, in such amounts, and with such terms, as it may determine. All premiums payable thereon shall be the obligation of Company. Executive shall have no interest in any such policy, but shall cooperate with Company in taking out such insurance by submitting to physical examinations, by supplying all information required by the insurance company, and by executing all necessary documents, provided that no financial obligation is imposed upon Executive by any such documents.

     6. Termination. This Agreement shall terminate upon the occurrence of any one of the events set forth below:

     (a)  Cause. Company may, at any time and in its sole discretion, terminate
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the employment of Executive hereunder for Cause, effective as of the date of written notice (a "Termination Notice") to Executive specifying the nature of such Cause (the "Termination Date"). For purposes of this Agreement, "Cause" shall mean (i) Executive's conviction of, or plea of nolo contendere to, a felony involving a crime of moral turpitude; or (ii) Executive's

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having been found guilty, by a court of competent jurisdiction, of commission of any willfully fraudulent act that is materially adverse to the interest of Company or of any subsidiary or parent company, provided, however, that the
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Termination Notice shall set forth in reasonable detail the act constituting
Cause hereunder, and provided further, that if the act constituting Cause is
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capable of cure, such act is not cured within thirty (30) days following
Executive's receipt of a the Termination Notice . If the employment of Executive is terminated pursuant to this Section 6(a), Company shall have no further obligations to Executive hereunder after the Termination Date other than the payment of salary and benefits accrued and unpaid through the Termination Date.

     (b)  Termination by Company for No Reason. Company may, at any time, and in
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its sole discretion, terminate the employment of Executive hereunder for any or no reason by delivery to him of a Termination Notice. Such termination shall be effective on the date of the Termination Notice; provided, however, that Company
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shall be obligated to pay Executive severance compensation following the
Termination Date as set forth in Section 7 hereof.

     (c)  Termination by Executive for Good Reason. If at any time during the
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employment term Executive resigns from the employ of Company for Good Reason (as defined in the next sentence), Company shall be obligated to pay Executive severance compensation following the Termination Date as set forth in Section 7 hereof. For purposes of this Agreement "Good Reason" shall mean, without the consent of Executive, if (i) in the good faith determination of Executive, Executive is no longer designated and/or has the authority of an executive vice president and chief legal officer of Company or there shall be a change in Executive's status or responsibilities (including reporting responsibilities) which does not represent a promotion or Executive shall be assigned duties which are inconsistent with his status, title, position or duties as executive vice president and chief legal officer, (ii) there shall occur any material breach by Company of any material provision of this Agreement which shall remain uncured for a period of thirty (30) days following receipt by Company of notice from Executive of his intention to resign because of such breach, or (iii) Executive is required to regularly work in a location which is 25 or more miles from the locale at which his work is now engaged.

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     (d)   Termination in Case of Disability or Death.
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     (i)   If Executive, due to physical or mental injury, illness, disability or incapacity, shall fail to render the services provided for in this Agreement for a consecutive period of six (6) months, Company may, at its option, terminate Executive's employment hereunder upon fourteen (14) days' written notice to Executive. Disability shall mean, for purposes of this Agreement, physical or mental disability preventing Executive from performing his duties hereunder for the period above specified as determined by the written opinion of a physician selected in good faith by Company, and agreed to by Executive. If the employment of Executive is terminated pursuant to this Section 6(d)(i), Company shall have no further obligations to Executive hereunder after the Termination Date other than the payment of accrued but unpaid salary and benefits for a one-year period after the Termination Date.

     (ii) If Executive shall die during the Employment Term, this Agreement and Executive's employment hereunder shall terminate immediately upon Executive death. If the employment of Executive is terminated pursuant to this Section 6(d)(ii), Company shall have no further obligations to Executive hereunder after the Termination Date other than the payment of accrued but unpaid salary and benefits for a one-year period after the Termination Date.

     (e)   Executive's Right to Terminate Upon Change of Control. In the event
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that at any time during the Employment Term, there is a "Change in Control of
Company" (as hereinafter defined), Executive shall, in the exercise of his sole discretion and upon the provision of written notice to Company within eighteen
(18) months after the date of such event, be entitled to terminate his employment hereunder as of the date of provision of such written notice, and Company shall in such event pay severance compensation following the Termination Date as set forth in Section 7. As used herein, a "Change in Control of Company" shall be deemed to have occurred if (i) any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of such person, but excluding (A) a trustee or other fiduciary holding securities under an Executive benefit plan of Company or any subsidiary of Company, (B) a corporation owned, directly or indirectly, by the stockholders of Company in substantially the proportions as their ownership of Company, (C) Company or any subsidiary of Company, or (D) Executive, together with all Affiliates and Associates of Executive, is or becomes the Beneficial Owner (as

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defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Company representing 40% of more of the combined voting power of Company's then outstanding securities, such person being hereinafter referred to as an Acquiring Person; (ii) individuals who, on the date hereof, are Continuing Directors shall cease for any reason to constitute a majority of the Company's Board of Directors ("Board"); or (iii) the stockholders of Company approve a merger of consolidation of Company with any other corporation, other than a merger of consolidation that would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders or Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of Company's assets. For purposes of this Section, the term "Continuing Director" shall mean (1) any member of the Board, while such person is a member of the Board, who was a member of the Board prior to the date of this Agreement, or (2) any person who subsequently becomes a member of the Board, while such person is a member of the Board (excluding an Acquiring Person or a representative of any Acquiring Person), if such person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

     (f)  Executive's Right to Terminate Upon Change of CEO. In the event that
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at any time during the Employment Term, the Company's chief executive officer is not Alan Cohen, Chih-Ming Chen or Elliot Hahn and Executive does not have Good Reason to terminate his employment pursuant to Section 6(b) hereof, Executive shall nevertheless have the right, in the exercise of his sole discretion and upon the provision of written notice to Company within eighteen (18) months after the date a new chief executive officer is elected, to terminate his employment hereunder as of the date specified in such written notice. In such event, the parties shall discuss and agree upon the severance compensation payable to Executive, with Executive being entitled, at a minimum, to the amount set forth in Section 7(y) below with respect to options in existence prior to the change of CEO.

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     7.   Severance Compensation. In the event Executive's employment hereunder is terminated by the Company pursuant to Section 6(b) hereof, or by Executive pursuant to Section 6(c) or 6(e) hereof, the Company shall (w) pay Executive a lump sum payment (the "Severance Payment") of three (3.0) times the highest annual salary and annual bonus amounts Executive received during the preceding three years (less applicable income taxes), within thirty (30) days of such written notice, (x) continue to pay and provide Executive with one year of health and dental insurance coverage (as reflected in Section 4(B)(2) above) for a period of at least 12 months, (y) vest in full any installments of shares under stock option agreements, stock, stock appreciation rights and all other awards granted to executive between Company and Executive which, but for this agreement, would not yet be exercisable or vested on such date, and allow Executive to exercise said benefit, in full, for the entire remaining period specified in such agreements (but in no event for a period less than 3 months following such termination), and (z) pay an additional amount representing a gross-up of any federal and state and local income tax liability arising from any amounts payable pursuant to this Agreement which are considered to be a "parachute payment" under Internal Revenue Code ss.280G and the regulations promulgated thereunder.

     8. Confidential Information. Executive recognizes and acknowledges that the list of Company's customers, as it may exist from time to time, its financial data, and its future plans and its trade secrets are valuable, special and unique assets of the Company. At no time will Executive disclose any such list or information, or any part thereof to any person, firm, corporation, association or other entity for any unauthorized reason or purpose whatsoever. In the event of a breach or threatened breach by Executive of the provisions of this Paragraph, Company shall notify Executive, in writing, of the nature of his breach of the provisions hereof, and if such breach is repeated and continuing, shall be entitled to an injunction restraining Executive from disclosing, in whole or in part, such list or information, or from rendering any services to any person, firm, corporation, association or other entity to whom such list or information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting Company from pursuing any other remedies available to it for such breach or threatened breach, including recovery of damages from Executive.

     9. No Duty to Mitigate; Set-off. The Company agrees that if the Executive's employment is terminated during the term of this Agreement, the Executive shall not be required

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to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of the Severance Compensation provided for in this Agreement shall not be reduced by any compensation earned by the Executive or benefit provided to the Executive as the result of employment by another employer or otherwise. Except as otherwise provided herein, the Company's obligations to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive. The Executive shall retain any and all rights under all pension plans, welfare plans, equity plans and other plans, including other severance plans, under which the Executive would otherwise be entitled to benefits.

     10. Notices. All notices required to be given under this Agreement shall be in writing, sent certified mail, return receipt requested, postage prepaid, to the following addresses or to such other addresses as either may designate in writing to the other party:

          (A)  If to Company, then:

          4955 Orange Drive
          Davie, Florida 33314
          Att: Chief Executive Officer
               with a copy to:

          4955 Orange Drive
          Davie, Florida 33314
          Att: Chief Legal Officer


          (B)  If to Executive, then:

          21205 Yacht Club Drive, Apt. 1506
          Aventura, Florida 33180


     11. Arbitration. Any disputes arising out of or in connection with this Agreement or any of its provisions, including but not limited to the alleged breach of the provisions of this Agreement, shall be submitted to and determined by arbitration conducted in accordance with the Rules of the American Arbitration Association. The award rendered by the Arbitrator may be entered as a judgment (with full binding, force and effect) in any court having jurisdiction thereof. This Agreement shall constitute a written agreement to submit any such dispute or controversy to arbitration within the meaning of the Florida Arbitration Code and shall confer

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jurisdiction on the Courts of the State of Florida to enforce such agreement to arbitrate and to enter judgment on an award in accordance with said Florida Arbitration Code.

     12. Attorneys' Fees. The successful party to any arbitration or litigation between or among any of the parties to this Agreement shall be entitled to recovery a reasonable attorney's fees, arbitration fees and court costs. The court or arbitrator may apportion fees or award fees based upon success in various claims or parts of any arbitration or litigation.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida. Any arbitration, lawsuits or other proceedings related to this Agreement or the transactions herein described shall be commenced and held in Dade or Broward County, Florida.

     14. Waiver. The waiver by either party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party hereto.

     15. Entire Understanding. This Agreement contains the entire understanding of the parties relating to the employment of Executive by Company. It may not be changed orally but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Company, its successors and assigns and Executive and his heirs and legal representatives.

     17. Assignment. Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, Executive may not assign any of his rights (except as specifically permitted herein) or delegate any of his duties or obligations under this Agreement, except with the written permission of Company.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the date and year first above written.

Attest:                                 ANDRX CORPORATION


_____________________________           By: /s/ Elliot F. Hahn
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In the presence of:

/s/ Allison Lichter                     /s/ Scott Lodin
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                                        Scott Lodin

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